EXHIBIT 99.1

Wellness Center USA, Inc. Completes Acquisition of National Pain Centers, Inc.

National Pain Centers Inc. is now a wholly owned subsidiary of WCUI.

SCHAUMBURG, IL, March 4, 2014 - Wellness Center USA, Inc. (OTCQB: WCUI), a healthcare and medical solutions provider, today announced the closing of its acquisition of National Pain Centers, Inc. (NPC) on February 28, 2014. NPC manages physician services in three clinics and two surgical centers in the Chicagoland area, providing diagnostic, surgical, treatment, research, advocacy, education, and setting standards and protocols within the interventional and multi-modal pain management.

Wellness Center USA, Inc. has acquired all issued and outstanding shares of National Pain Centers, Inc. in exchange for 5 million WCUI common shares. NPC is now a wholly owned subsidiary of WCUI and is managed by its founder and CEO Dr. Jay Joshi, MD, DABA, DABAPM, FABAPM. Dr. Joshi has also joined WCUI as its Chief Medical Officer (CMO) and a member of its Board of Directors.

Dr. Joshi is a nationally recognized double board certified Anesthesiologist and fellowship trained Interventional Spine and Pain Management physician who possesses the rare ability to combine clinical medicine, research, creativity, marketing, inventions, and business development. He is considered a National Key Opinion Leader in pain management, has presented to a variety of audiences over 500 times, and has worked internationally at the World Health Organization (WHO). He has been featured on major TV networks, Radio, Print, and the Internet.  He was accepted into medical school at the age of 16 via an accelerated honors BS/MD program with multiple scholarships.

“Being part of the WCUI network will enable us to faster establish treatment facilities across the country and integrate our methods with WCUI’s present capabilities, creating true Wellness Center USA establishments,” stated Dr. Joshi.

As part of the acquisition, WCUI has bolstered its corporate management structure by adding Don Swanson as its Chief Operating Officer (COO) and a member of WCUI’s Board of Directors. Together with Dr. Joshi, Mr. Swanson will spearhead the WCUI expansion and branding strategy of establishing clinical practice locations and product installations nationwide, with Chicago as the center of growth.

Mr. Swanson brings 30 years of diverse background in emerging technologies, mergers and acquisitions, sales and marketing, and managing operations with a market driven approach providing direct and indirect results. Throughout his career as an entrepreneur and corporate executive in both public and private companies, Swanson has demonstrated repeated success transforming emerging companies into revenue generating operating businesses. He brings expertise in managing operations, manufacturing, R&D, brand management and marketing.

“With the addition of NPC and Dr. Joshi to WCUI’s present pool of subsidiaries, an enormous opportunity for growth is created in the Medical and Healthcare industries,” stated Mr. Swanson.  “I will bring my full attention and experience to the development of controlled and continual revenue generation for WCUI. It is my job to execute on our strategies immediately to take advantage of the opportunities we have at hand with our unique products and services,” continued Swanson.

“Dr. Joshi and Mr. Swanson will play a key role in the execution of WCUI’s “top-down management” structure, aiding in our expansion strategy, product deployment, marketing and branding,” stated Andrew J. Kandalepas, CEO & Chairman of Wellness Center USA, Inc.

NPC’s revenues going forward will be reported consolidated by WCUI starting with the Quarter End March 30th, 2014. At the time of the acquisition closing, NPC enjoyed respectable profitability and steady growth.

About Wellness Center USA, Inc.

Wellness Center USA, Inc. (www.wellnesscenterusa.com) an alternative healthcare, medical device solutions and online nutraceutical sales company, was created to address important healthcare and wellness needs; through break-through solutions, centered on the "well-being of the body and mind". Wellness Center USA, Inc.'s three business units are:

National Pain Centers, Inc. (NPC)  (www.nationalpaincenters.com) is an Illinois based company that focuses on diagnosis, treatment, research, advocacy, education, and setting standards and protocols within interventional and multi-modal pain management.  Pain management is the most common and most unknown medical condition in the United States, and costs Americans over $635 billion a year. NPC manages Interventional Spine and Pain procedures that include Epidural Steroid Injections, Selective Nerve Root Blocks, Facet Joint Medial Branch Injections, Radiofrequency Ablation, Sympathetic Blocks, Spinal Cord Stimulators, Percutaneous Discectomy, and Discograms. NPC is also involved in research and progressive treatment options such as Ketamine Infusions and Stem Cell Therapy. These services and procedures are overseen by its well respected physician, Dr. Jay Joshi. Through proper interventional and non-interventional protocols, ethical practices, and innovative treatment options, patients from all over the U.S. have seen relief from their pain.

Psoria-Shield Inc. (www.psoria-shield.com) is a Tampa FL based company specializing in design, manufacturing, and distribution of medical devices to domestic and international markets. PSI employs full-time engineering, production, sales staff, and manufactures within an ISO 13485 certified quality system. PSI's flagship product, Psoria-Light®, is FDA-cleared and CE marked and delivers targeted UV phototherapy for the treatment of certain skin disorders. Psoria-Shield Inc., was acquired by Wellness Center USA Inc. (“WCUI”) in August 2012, and is now a wholly-owned subsidiary.

CNS-Wellness (www.cns-wellness.com) is a Tampa FL based cognitive science clinic business, specializing in the treatment of behavioral health disorders in at least three focus areas: a) stress related disorders including anxiety and panic attacks, depression, and obsessive-compulsive spectrum disorders, b) developmental and learning disorders such as autistic spectrum issues and Asperger's syndrome, AD/HD, learning differences and birth trauma-related issues, and c) purely brain-based issues including epilepsy and seizure disorders, traumatic brain injuries, and related acquired brain syndromes. CNS-Wellness LLC, was acquired by Wellness Center USA Inc. (“WCUI”) in August 2012, and is now a wholly-owned subsidiary.

AminoFactory (www.aminofactory.com), a division of Wellness Center USA, Inc., is an online supplement store that markets and sells a wide range of high-quality nutritional vitamins and supplements. By utilizing AminoFactory’s online catalog, bodybuilders, athletes, and health conscious consumers can choose and purchase the highest quality nutritional products from a wide array of offerings in just a few clicks.

Safe Harbor Statement:

Certain statements contained in this news release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the proposed exchange transaction, the anticipated closing date of the transaction and anticipated future results following a closing of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” While it is not possible to identify all factors, risks and uncertainties that might relate to, affect or arise from the proposed transaction, and which might cause actual results to differ materially from expected results, such factors, risks and uncertainties include delays in completing the transaction, difficulties in integrating operations following the transaction, difficulties in manufacturing and delivering products, potential market rejection of products or services, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the parties are engaged, changes in the securities markets and other factors, risks and uncertainties disclosed from time to time in documents that the Company files with the SEC.

Contact Info:

At Wellness Center USA, Inc.

Tel: (847) 925-1885

www.wellnesscenterusa.com

At National Pain Centers, Inc.

Tel: (847) 701-3250

www.nationalpaincenters.com

Investor Relations Contact:
Arthur Douglas & Associates, Inc.
Arthur Batson
Phone: 407-478-1120

www.arthurdouglasinc.com